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                                                                   Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 6, 2000 (except with respect to the matters discussed in Note 15 to the consolidated financial statements, which are indicated to have occurred subsequent to March 6, 2000, as to which the date is March 20, 2000) included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 333-91403 and 333-31510.

                                          ARTHUR ANDERSEN LLP

Vienna, Virginia
March 20, 2000